Exhibit 10.1

Execution Version

FIRST AMENDMENT TO amended and restated CREDIT AGREEMENT

This First Amendment to Amended and Restated Credit Agreement (this “Amendment”) is dated as of March 27, 2019, among STORE CAPITAL CORPORATION, a corporation formed under the laws of the State of Maryland (the “Borrower”), KEYBANK NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”) and as a 2017 Term Loan Lender, and each other 2017 Term Loan Lender. Unless otherwise defined herein, capitalized terms defined in the Credit Agreement referred to below shall have the same meaning herein.

W I T N E S S E T H:

WHEREAS, the Borrower, the Administrative Agent and each of the other financial institutions party thereto as Lenders have entered into a certain Amended and Restated Credit Agreement dated as of February 9, 2018 (the “Credit Agreement”); and

WHEREAS, the Borrower has requested, and the Administrative Agent and the 2017 Term Loan Lenders have agreed, to extend the maturity of the 2017 Term Loan and make certain other amendments to the 2017 Term Loans under the Credit Agreement, in each case in accordance with and subject to the terms and conditions contained herein;

WHEREAS, the Borrower has appointed (a) KeyBank Capital Markets and Regions Capital Markets as joint bookrunners and joint lead arrangers (in such capacities, the “First Amendment Lead Arrangers”) to arrange consents from the 2017 Term Loan Lenders to amend certain terms of the 2017 Term Loans under Credit Agreement as hereinafter provided and (b) Regions Bank as syndication agent for the amendments to the 2017 Term Loans contemplated by this Amendment; and

WHEREAS, the Borrower, the Administrative Agent and each of the 2017 Term Loan Lenders have agreed to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree as follows:

section 1. Amendments to the Credit Agreement. Pursuant to Section 13.6 of the Credit Agreement, on and as of the Amendment Effective Date (as defined below):
(a) The definition of “2017 Term Loan Maturity Date” in Section 1.1 of the Credit Agreement is hereby amended by deleting “March 29, 2019” and inserting in place thereof “March 30, 2020”.
(b) The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended by amending and restating the table therein as follows:

Level	Credit Rating	Applicable Margin for Revolving Loans that are LIBOR Loans	Applicable Margin for Revolving Loans that are Base Rate Loans	Applicable Margin for 2016 Term Loans that are LIBOR Loans	Applicable Margin for 2016 Term Loans that are Base Rate Loans	Applicable Margin for 2017 Term Loans that are LIBOR Loans	Applicable Margin for 2017 Term Loans that are Base Rate Loans
1	A-/A3 (or higher)	0.825%	0.000%	0.900%	0.000%	0.850%	0.000%
2	BBB+/Baa1	0.875%	0.000%	0.950%	0.000%	0.900%	0.000%
3	BBB/Baa2	1.000%	0.000%	1.100%	0.100%	1.000%	0.000%
4	BBB-/Baa3	1.200%	0.200%	1.350%	0.350%	1.250%	0.250%
5	BB+/Ba1 (or lower or unrated)	1.550%	0.550%	1.750%	0.750%	1.650%	0.650%

(c) The definition of “Fee Letter” in Section 1.1 of the Credit Agreement is hereby amended by deleting “and” immediately prior to “(ii)” and inserting a comma in place thereof and inserting a new clause immediately prior to the end of the sentence thereof “and (iii) that certain fee letter dated on or about March 7, 2019, by and among the Borrower, KeyBank National Association, KeyBanc Capital Markets Inc., Regions Capital Markets, and Regions Bank”.

(d) The definition of “Lead Arrangers” in Section 1.1 of the Credit Agreement is hereby amended by “and” immediately prior to “(c)” and inserting a comma in place thereof and inserting a new clause immediately prior to the end of the sentence thereof “and (d) with respect to the First Amendment, the First Amendment Lead Arrangers”.

(e) The definition of “Syndication Agent” in Section 1.1 of the Credit Agreement is hereby amended by “and” immediately prior to “(c)” and inserting a comma in place thereof and inserting a new clause immediately prior to the end of the sentence thereof “and (d) with respect to the First Amendment, Regions Bank”.

(f) Section 1.01 of the Credit Agreement is hereby amended by inserting the following new defined terms in appropriate alphabetical order therein:

“ “First Amendment” shall mean the First Amendment to Amended and Restated Credit Agreement, dated as of March 27, 2019, by and among the Borrower, the Administrative Agent and the 2017 Term Loan Lenders.”

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“ “First Amendment Lead Arrangers” has the meaning set forth in First Amendment.”

section 2. Representations and Warranties. The Borrower and each Loan Party party hereto represents and warrants that as of the Amendment Effective Date:

(a) all of the representations and warranties contained in the Credit Agreement and in each other Loan Document are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the Amendment Effective Date, except to the extent that any such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such date);

(b) The Borrower has the right and power, and has taken all necessary action to authorize it, to borrow and obtain other extensions of credit under this Amendment and the Credit Agreement as amended by this Amendment.  The Borrower and each other Loan Party party hereto has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Amendment and the Credit Agreement as amended by this Amendment in accordance with the terms hereof and to consummate the transactions contemplated hereby.  This Amendment has been duly executed and delivered by the duly authorized officers of the Borrower and each other Loan Party party hereto and is a legal, valid and binding obligation of each such Person enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations contained herein or therein and as may be limited by equitable principles generally (whether in a proceeding at law or in equity);

(c) The execution, delivery and performance of this Amendment in accordance with the terms hereof and the borrowings and other extensions of credit under this Amendment and the Credit Agreement as amended by this Amendment do not and will not, by the passage of time, the giving of notice, or both:  (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) in any material respect relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation or the bylaws of the Borrower or the organizational or governing documents of any Loan Party, or any material indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party other than in favor of the Administrative Agent for its benefit and the benefit of the other Lender Parties;

(d) No suit, action, investigation or proceeding, pending or threatened, in any court or before any arbitrator or governmental authority has been instituted that purports to affect the Borrower or its Subsidiaries or the transaction contemplated hereby or that could reasonably be expected to have a Material Adverse Effect on the Borrower or its

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Subsidiaries or the transaction contemplated herein or on the ability of the Borrower or its Subsidiaries to perform their obligations under this Amendment, the Credit Agreement as amended by this Amendment or the other Loan Documents to which it is a party; and

(e) no Default or Event of Default has occurred and is continuing or would result after giving effect to this Amendment.

section 3. Conditions to Effectiveness on Amendment Effective Date.  This Amendment shall become effective on and as of the Business Day on which the following conditions shall have been satisfied (such date, the “Amendment Effective Date”):

(a) the Administrative Agent shall have received duly executed counterparts of this Amendment from the Borrower and each 2017 Term Loan Lender;

(b) the Administrative Agent shall have received, on behalf of itself and the Lenders, a customary opinion of outside counsel to the Borrower and the other Loan Parties, addressed to the Administrative Agent and the Lenders and covering such matters as the Administrative Agent may reasonably request and in form and substance reasonably acceptable to the Administrative Agent;

(c) the Administrative Agent shall have received a certificate of the secretary or assistant secretary (or equivalent officer) on behalf of each Loan Party, dated as of the Amendment Effective Date, certifying (i) that attached thereto is a true and complete copy of each certificate or articles of incorporation or formation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument (if any) of each Loan Party or that the corresponding documents delivered to the Administrative Agent on the Effective Date have not been amended, supplemented or otherwise modified and remain in full force and effect in the same form as delivered to the Administrative Agent on the Effective Date, (ii) that attached thereto is a true and complete copy of the by-laws of each Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity or that such corresponding documents delivered to the Administrative Agent on the Effective Date have not been amended, supplemented or otherwise modified and remain in full force and effect in the same form as delivered to the Administrative Agent on the Effective Date, (iii) that attached thereto is a true and complete copy of all corporate, partnership, member or other necessary action taken by each Loan Party to authorize the execution, delivery and performance of this Amendment, authorizing the execution, delivery and performance of this Amendment, and that such actions have not been modified, rescinded or amended and are in full force and effect as of the date of such certificate, (iv) that attached thereto is an incumbency and specimen signature of each officer or authorized person executing this Amendment or any other document delivered in connection herewith on behalf of such Loan Party or that the incumbency has not changed since being delivered to the Administrative Agent on the Effective Date, and (v) that attached thereto is a true and complete copy of a certificate as to the good standing of such Loan Party as of a recent date, from such Secretary of State (or other applicable Governmental Authority) of such Loan Party’s jurisdiction of organization;

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(d) the representations and warranties contained in Section 2 hereof shall be  true and correct in all material respects as of the Amendment Effective Date (without duplication of any materiality qualifier contained therein);

(e) no Default or Event of Default shall exist and be continuing immediately after giving effect to this Amendment;
(f) since December 31, 2016, there has been no Material Adverse Effect;

(g) the Borrower shall have delivered to Administrative Agent an officer’s certificate, in form and substance reasonably acceptable to Administrative Agent, certifying that the conditions set forth in Section 3(d),  Section 3(e) and Section 3(f) have been satisfied;

(h) the First Amendment Lead Arrangers and the Administrative Agent shall have received all fees and other amounts due and payable to them pursuant to the Loan Documents and that certain fee letter dated on or about March 7, 2019 (the “March 2019 Fee Letter”), by and among the Borrower, KeyBank National Association, KeyBanc Capital Markets Inc., Regions Capital Markets, and Regions Bank on or prior to the Amendment Effective Date, including reimbursement for all reasonable and documented out-of-pocket legal costs incurred by the First Amendment Lead Arrangers and the Administrative Agent in connection with this Amendment invoiced at least two Business Days prior to the Amendment Effective Date;

(i) in accordance with the March 2019 Fee Letter, the Borrower shall have paid a commitment fee to the Administrative Agent for the benefit of each of the 2017 Term Loan Lenders in the amount of 0.075% of the outstanding 2017 Term Loans of each such 2017 Term Loan Lender;

(j) the Administrative Agent shall have received all documentation and other information requested in writing at least 10 Business Days prior to the Amendment Effective Date by the Administrative Agent that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act;

(k) for any Loan Party that qualifies as a “legal entity customer” under 31 C.F.R. Section 1010.230, the Administrative Agent shall have received a beneficial ownership certification, which certification shall be substantially similar in form and substance to the form required under 31 C.F.R. Section 1010.230; and

(l) the Administrative Agent shall have received a Compliance Certificate setting forth in reasonable detail calculations required to establish the Borrower is compliance with the covenants contained in Section 10.1 of the Credit Agreement on a pro forma basis after giving effect to this Amendment.

section 4. Costs, Expenses. As provided in Section 13.2 of the Credit Agreement, the Borrower agrees to reimburse Administrative Agent for all reasonable and

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documented out-of-pocket costs and expenses, including legal costs, in connection with the preparation, negotiation, execution and delivery of this Amendment.

section 5. Counterparts; Effectiveness.  This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission (PDF or TIFF format) shall be effective as delivery of a manually executed counterpart of this Amendment.

section 6. Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE. Each of the provisions set forth in Section 13.4(b) and Section 13.4(c) of the Credit Agreement are incorporated by reference into this Amendment, mutatis mutandis, and shall have the same force and effect in respect of this Amendment as if set forth herein in full.

section 7. WAIVER OF JURY TRIAL.   EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT, OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES.  ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.

section 8. No Modification; Reaffirmation.

(a) Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended or consented to hereby, the Credit Agreement and other Loan Documents remain unmodified and in full force and effect. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference to the “Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import referring to the Credit Agreement in any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby. This Amendment shall constitute a Loan Document under the Credit Agreement and the other Loan Documents and, together with the other Loan Documents, constitute the entire

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agreement among the parties pertaining to the modification of the Loan Documents as herein provided and supersede any and all prior or contemporaneous agreements, promises and amendments relating to the subject matter hereof. To the extent any terms or provisions of this Amendment conflict with those of the Credit Agreement or the other Loan Documents, the terms and provisions of this Amendment shall control.

(b) For the avoidance of doubt, this Amendment shall not constitute an election by the Borrower to extend the existing 2017 Term Loans pursuant to Section 2.14(b) of the Credit Agreement, and the Borrower’s extension options thereunder shall continue from and after the Amendment Effective Date as expressly set forth in the Credit Agreement.

(c) Each Loan Party hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party as amended and extended hereby and (ii) in the case of each Guarantor, ratifies and reaffirms its Guaranty of the Obligations as amended and extended hereby.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their authorized officers all as of the day and year first above written.

STORE CAPITAL CORPORATION,

as Borrower

By: /s/ Catherine Long

    Name:  Catherine Long

    Title: Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

[Signatures Continued on Next Page]

KEYBank National Association,

as Administrative Agent and as a 2017 Term Loan Lender

By: /s/ Tyrel Regnier

    Name: Tyrel Regnier

    Title: Assistant Vice President

[Signatures Continued on Next Page]

BMO HARRIS BANK N.A.,

as a 2017 Term Loan Lender

By: /s/ Aaron Lanski

    Name: Aaron Lanski

    Title: Managing Director

CAPITAL ONE, NATIONAL ASSOCIATION,

as a 2017 Term Loan Lender

By: /s/ Peter C. Ilovic

    Name: Peter C. Ilovic

    Title: Vice President

REGIONS BANK,

as a 2017 Term Loan Lender

By: /s/ Ghi S. Gavin

    Name: Ghi S. Gavin

    Title: Senior Vice President

SUNTRUST BANK,

as a 2017 Term Loan Lender

By: /s/ Trudy Wilson

    Name: Trudy Wilson

    Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,

as a 2017 Term Loan Lender

By: /s/ Patrick A. Trowbridge

    Name: Patrick A. Trowbridge

    Title: Senior Vice President